Exhibit 10.3

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NBCUNIVERSAL ENTERPRISE, INC.

(formerly known as Navy Holdings, Inc.)

NBCUNIVERSAL ENTERPRISE, INC. (formerly known as Navy Holdings, Inc.) (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “Delaware Law”), hereby certifies that:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 13, 2009 under the name “Navy Holdings, Inc.”

2. An Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on January 28, 2011.

3. An amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 19, 2013.

4. This Second Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Amended and Restated Certificate of Incorporation (as amended prior to the date hereof), was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware Law and by the written consent of its sole stockholder in accordance with Section 228 of the Delaware Law.

5. The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is NBCUniversal Enterprise, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Comcast Capital Corporation, 1201 North Market Street, Suite 1000, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is Comcast Capital Corporation.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Law.

FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 801,000, consisting of (i) 1,000 shares of common stock having a par value of $0.01 per share (the “Common Stock”) and (ii) 800,000 shares of preferred stock having a par value of $0.01 per share (the “Preferred Stock”).

The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the Delaware Law. Except as otherwise required by the terms of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware Law and without a separate vote of the holders of Preferred Stock or any series thereof.

Except as otherwise provided by law or this Second Amended and Restated Certificate of Incorporation (including any resolution or resolutions providing for the authorization of any series of Preferred Stock), (i) each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote and (ii) the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

For purposes of this paragraph, “Series A Cumulative Preferred Stock” means any series of Preferred Stock (i) designated as Series A Cumulative Preferred Stock, (ii) authorized by resolution of the Board of Directors pursuant to this Article Fourth and (iii) with respect to which a Certificate of Designations, Preferences and Rights was filed with the Secretary of State of the State of Delaware following the filing of this Second Amended and Restated Certificate of Incorporation. Notwithstanding the preceding paragraph, but subject to the remaining provisions of this paragraph and subject to the terms of the Series A Cumulative Preferred Stock, the holders of the Series A Cumulative Preferred Stock shall be entitled to vote as a single class together with the holders of the Common Stock on all matters on which stockholders are generally entitled to vote, and in any such vote (i) each holder of Series A Cumulative Preferred Stock shall be entitled to cast a number of votes per share of Series A Cumulative Preferred Stock held of record by such holder as of the relevant record date determined pursuant to the By-laws of the Corporation equal to (A) 724,700 (as such number may be adjusted in accordance with this paragraph, the “Preferred Voting Proportion”) divided by (B) the total number of shares of Series A Cumulative Preferred Stock outstanding as of such record date and (ii) each holder of Common Stock shall be entitled to cast a number of votes per share of Common Stock held as of the relevant record date equal to (A) 2,725,908.96320138 (as such number may be adjusted in accordance with this paragraph, the “Common Voting Proportion”) divided by (B) the total number of shares of Common Stock outstanding as of such record date; provided, that if any shares of Series A Cumulative Preferred Stock have been redeemed or repurchased by the Corporation prior to such record date, then for each share so redeemed or repurchased, the Preferred Voting Proportion shall be decreased by an amount equal to the number of votes such share of Series A Cumulative

Preferred Stock would have been entitled to had such redemption or repurchase not occurred, and the Common Voting Proportion shall be increased by the same number. By way of example, if there are 724,700 shares of Series A Cumulative Preferred Stock and 789.9791 shares of Common Stock outstanding, and the initial Preferred Voting Proportion of 724,700 has not been reduced by any redemptions or repurchases of shares of Series A Cumulative Preferred Stock, then each share of Series A Cumulative Preferred Stock shall be entitled to 1 vote, and each share of Common Stock shall be entitled to 3450.6089632 votes, and the total number of votes represented by all shares of Series A Cumulative Preferred Stock and all shares of Common Stock shall be 3,450,608.9632013. If the Corporation subsequently redeems 100,000 shares of Series A Cumulative Preferred Stock (and the number of shares of Common Stock outstanding does not change), then, after giving effect to such redemption, the Preferred Voting Proportion shall be decreased to 624,700 and the Common Voting Proportion shall be increased to 2,825,908.96320138. Notwithstanding the foregoing, the holders of Common Stock shall be entitled to vote as a single class to the exclusion of all other classes and series of capital stock of the Corporation on the following matters: (i) the election of three directors to the Board of Directors (each a “Common Stock Director”); (ii) the removal without cause of any Common Stock Director; and (iii) the filling of any vacancy created by the death, resignation, removal or disqualification of a Common Stock Director, unless such vacancy has been filled by a majority of the Common Stock Directors then in office (even if less than a quorum). The provisions of this paragraph shall terminate and be of no further force and effect upon the first date, following the issuance of Series A Cumulative Preferred Stock, that there are no shares of Series A Cumulative Preferred Stock outstanding.

Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designations of any series of Preferred Stock), be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of record of all of the issued and outstanding capital stock of the Corporation entitled to vote thereon or (ii) solely with respect to matters on which this Second Amended and Restated Certificate of Incorporation or the terms of any series of Preferred Stock provides that the holders of a class or series of capital stock of the Corporation have the right to vote as a single class or series to the exclusion of all other classes and series of capital stock of the Corporation, by the holders of record of the issued and outstanding capital stock of such class or series having not less than the minimum number of votes that would be necessary to authorize or to take action with respect to such matter at a meeting at which all shares entitled to vote thereon were present and voted and, in each case, shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. References in this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designations of any series of Preferred Stock) and in the By-laws of the Corporation to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the Delaware Law.

FIFTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware Law. Neither amendment nor repeal of this Article Fifth nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Fifth shall eliminate or reduce the effect of this Article Fifth in respect of any act, omission or matter occurring, or any cause of action, suit or claim that, but for this Article Fifth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SIXTH: Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation in accordance with the Delaware Law, the Board of Directors shall consist of a total of four authorized directorships. Except as otherwise required by the terms of any series of Preferred Stock, the size of the Board of Directors may be subsequently increased or decreased by resolution of the Board of Directors or pursuant to the terms of any series of Preferred Stock.

SEVENTH: Except in the case of bad faith or willful misconduct, each person (and the heirs, executors, administrators, successors or assigns of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Covered Person, in each case acting in his or her capacity as such, and such action, suit or proceeding relates to an act or omission of such Covered Person acting in his or her capacity as such, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware (including indemnification for acts or omissions constituting negligence, gross negligence or breach of duty). The right to indemnification conferred in this Article Seventh shall also include the right to be paid by the Corporation the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent authorized by the laws of the State of Delaware; provided that the payment of such expenses in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the applicable Covered Person to repay all amounts so paid in advance if it shall ultimately be determined that such Covered Person is not entitled to be indemnified under this Article Seventh or otherwise. The rights to indemnification and advancement conferred in this Article Seventh constitute contract rights and shall inure to the benefit of the Covered Person’s heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing provisions of this Article Seventh, the Corporation shall indemnify (and advance expenses to) a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, however, that a Covered Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Article Seventh to the extent that the Covered Person is successful on the merits in such proceeding (or part thereof). “Covered Person” means any person who is or was a director or officer of the Corporation. The Corporation may, by resolution of the Board of Directors adopted in each specific instance, provide indemnification to any person other than a Covered Person for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

EIGHTH: Notwithstanding any duty otherwise existing at law or in equity, but subject to the terms of any resolution of the Board of Directors providing for the terms of any series of Preferred Stock pursuant to Article Fourth, to the fullest extent permitted by law, no stockholder of the Corporation, affiliate of any stockholder of the Corporation or director or officer of the Corporation who is also an employee of a stockholder of the Corporation or an affiliate of a stockholder of the Corporation (in each case only when acting on behalf of such stockholder or such stockholder’s affiliate in connection with such stockholder’s or such stockholder’s affiliate’s own business and operations), shall have any obligation to refrain from, directly or indirectly, (i) engaging in the same or similar activities or lines of business as the Corporation or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation, (ii) investing or owning any interest, publicly or privately, in, developing a business relationship with, or serving as an employee, officer, director, consultant or agent of, any entity or person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or (iii) doing business with (directly or as an employee, officer, director, consultant or agent of a person or entity that does business with) the Corporation or any person or entity who conducts business with the Corporation; and neither the Corporation nor any stockholder of the Corporation (or affiliate of any stockholder of the Corporation) shall have any right in or to, or to be offered any opportunity to participate or invest in, and the Corporation hereby renounces any opportunity, interest or expectancy in, any business or venture engaged or to be engaged in by any other stockholder of the Corporation, affiliate of any other stockholder of the Corporation, officer of the Corporation who is also an employee of any other stockholder of the Corporation (or an affiliate of any other stockholder of the Corporation) or director of the Corporation or shall have any right in or to any income or profits derived therefrom. Each person referred to in this Article Eighth shall be permitted to undertake any and all actions of the type referred to in this Article Eighth without limitation (in each case acting on behalf of the applicable stockholder or affiliate of a stockholder of the Corporation in connection with such stockholder’s or such stockholder’s affiliate’s own business and operations) and that the taking of any such actions shall not violate any legal obligation or duty (including any fiduciary duty) to any stockholder or other person under or in connection with the Corporation. For purposes of this Article Eighth, references to the Corporation include the Corporation and its direct and indirect subsidiaries.

NINTH: Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, if a stockholder of the Corporation, any director designated by a stockholder of the Corporation, any affiliate of such stockholder of the Corporation or any officer of the Corporation who is also an employee of such stockholder of the Corporation (or any of such stockholder’s affiliates) acquires knowledge of a potential transaction or matter which may be a business opportunity for both such stockholder or an affiliate of such stockholder, on the one hand, and the Corporation or another stockholder of the Corporation or another stockholder’s affiliate, on the other hand, (i) no such stockholder, director, affiliate or officer shall have a duty to communicate or offer such business opportunity to the Corporation or such other stockholder of the Corporation or such other stockholder’s affiliate, (ii) the Corporation hereby renounces any opportunity, interest or expectancy in such business opportunity, and (iii) no such person or entity shall be liable to the Corporation, the other stockholders of the Corporation or any of their respective affiliates in respect of any such matter (including for any breach of fiduciary or other duties) by reason of the fact that such stockholder or any affiliate of such stockholder pursues or acquires such business opportunity for itself or by reason of the fact that such stockholder, director, affiliate or officer directs such opportunity to such stockholder or an affiliate of such stockholder or does not communicate information regarding such opportunity to the Corporation. For the avoidance of doubt, a director shall not be considered to be an officer of the Corporation by virtue of holding the position of Chairman of the Board or any other board-level position. For purposes of this Article Ninth, (i) each reference to the Corporation includes the Corporation and its direct and indirect subsidiaries and (ii) the reference to business opportunities includes, without limitation, any investment or business opportunity or activity or potential transaction or matter.

TENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ELEVENTH: Any stockholder (and the members, shareholders, partners and affiliates thereof) or director may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, enter into agreements with and transact other business with the Corporation to the fullest extent permissible under the Delaware Law, and in so doing shall have the same rights and obligations with respect to such matter as a person or entity who is not a stockholder or director.

TWELFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-laws of the Corporation.

THIRTEENTH: To the extent that any provision of this Second Amended and Restated Certificate of Incorporation (including the terms of any series of Preferred Stock) is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Second Amended and Restated Certificate of Incorporation, and following any determination by a court of competent jurisdiction that any provision of this Second Amended and Restated Certificate of Incorporation is invalid or unenforceable, this Second Amended and Restated Certificate of Incorporation shall contain only such provisions as (i) were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

FOURTEENTH: When the terms of this Second Amended and Restated Certificate of Incorporation (including the terms of any series of Preferred Stock) refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise provided in this Second Amended and Restated Certificate of Incorporation (including the terms of any series of Preferred Stock), a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

FIFTEENTH: For purposes of this Second Amended and Restated Certificate of Incorporation (including the terms of any series of Preferred Stock) and the By-laws of the Corporation, every reference to a majority or other proportion of stock with respect to establishing a quorum for meetings of stockholders or the requisite vote for stockholder approval (whether at a stockholder meeting or by written consent) shall be deemed to refer to such majority or other proportion, as applicable, of the votes entitled to be cast by the holders of such stock.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Second Amended and Restated Certificate of Incorporation as of this 19th day of March 2013.

NBCUNIVERSAL ENTERPRISE, INC. (formerly known as Navy Holdings, Inc.)

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

[Second Amended and Restated Certificate of Incorporation of Navy Holdings, Inc.]